EXHIBIT 99.1

Aptose Receives $10 Million Through a Facility Agreement with Hanmi; Negotiating Future Collaboration Agreement with Hanmi to Jointly Develop Tuspetinib

Proceeds to be used for development of lead compound tuspetinib in combination therapy as frontline treatment for newly diagnosed AML patients

SAN DIEGO and TORONTO, Aug. 30, 2024 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing tuspetinib, a highly differentiated oral kinase inhibitor for the treatment of patients with acute myeloid leukemia (AML), today announced that it received a $10 million loan through a Facility Agreement with Hanmi Pharmaceutical Co. Ltd. (“Hanmi”). The loan is convertible as prepayment of milestone obligations under the Future Collaboration Agreement (as defined hereinafter) or repayable after the expected completion of a triple drug combination trial with tuspetinib in newly diagnosed AML patients. Aptose will use the proceeds from such loan for the development of tuspetinib.

Beyond the $10 million Facility Agreement, Aptose and Hanmi have agreed to negotiate a new tuspetinib co-development collaboration agreement (the “Future Collaboration Agreement’), intended to provide additional funding to accelerate clinical development of tuspetinib. Aptose licensed tuspetinib from Hanmi Pharmaceutical in November 2021.

About Aptose
Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage compound tuspetinib (TUS), is an oral kinase inhibitor that has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including statements relating but not limited to, the negotiation of a collaboration agreement with Hanmi, the development of tuspetinib, and statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to negotiate a collaboration agreement to jointly develop tuspetinib with Hanmi, our ability to remain compliant with Nasdaq listing requirements and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com